Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms used below have the same meanings ascribed to them elsewhere in this Current Report on Form 8-K.

The Merger

On March 8, 2026, Aureus Greenway Holdings Inc. (“AGH” or “Parent”), Aureus Merger Sub Inc. (“Merger Sub”), Autonomous Power Corporation (“APC” or the “Company”), and Andrew Fox, solely in his capacity as the Stockholder Representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”). On October 1, 2026, following satisfaction or waiver of the applicable closing conditions, Merger Sub merged with and into APC, with APC surviving as a wholly owned subsidiary of AGH and the surviving corporation of the merger (the “Merger”). AGH, following the Merger, is referred to herein as the “Combined Company”. In connection with the Merger, AGH changed its name to “Powerus Corporation”.

At the effective time of the Merger on October 1, 2026 (the “Effective Time”):

i.	each share of APC common stock (“APC Common Shares”) issued and outstanding immediately prior to the Effective Time (other than excluded shares and dissenting shares) was automatically converted into the right to receive 599.18229 shares of AGH common stock (the “Exchange Ratio”), subject to adjustment in accordance with the terms of the Merger Agreement.

ii.	each outstanding APC stock option was assumed by AGH and converted into an option to purchase shares of AGH common stock, with the number of underlying shares and the exercise price adjusted based on the Exchange Ratio, in accordance with the terms of the Merger Agreement.

iii.	each outstanding APC warrant was assumed by AGH and converted into a warrant to purchase shares of AGH common stock, with the number of underlying shares and the exercise price adjusted based on the Exchange Ratio, in accordance with the terms of the Merger Agreement.

iv.	each holder of APC Common Shares became entitled to receive a portion of 55,000,000 additional shares of AGH common stock (the “Earn Out Shares”). Pursuant to the First Amendment to the Merger Agreement (“Amendment No. 1”), the Earn Out Shares became fully earned, vested and non-contingent as of the closing of the Merger (the “Closing”).

APC Acquisitions

Prior to 2026, APC had no revenue-generating operations, and its activities consisted primarily of formation, fundraising, business development, acquisition-related activities, and other organizational activities.

On January 15, 2026, APC acquired Tandem Defense LLC (“Powerus Defense”), a defense technology entity that had no operations at the acquisition date, for cash consideration of $500. Powerus Defense is focused on the design and development of unmanned aerial systems and related tactical defense solutions. The Powerus Defense acquisition was not material.

On January 30, 2026, APC acquired Kaizen Aerospace, Inc. (“Kaizen”), which manufactures and sells drone platforms and provides related drone services for total consideration transferred of $1.8 million, consisting of $1.0 million paid at Closing and deferred cash consideration with an acquisition-date fair value of approximately $0.8 million.

On February 20, 2026, APC acquired Agile Autonomy LLC (“Agile”), which provides maritime autonomy and unmanned systems integration services, including the retrofitting of manned vessels into remotely operated or autonomous surface vessels, integration of unmanned aerial systems, customer-funded special projects, and related technical support for total consideration transferred of $3.9 million, consisting of $2.0 million paid at Closing and deferred cash consideration with an acquisition-date fair value of approximately $1.9 million.

The acquisitions of Kaizen and Agile are collectively referred to herein as the “APC Acquisitions”.

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Related Transactions

In addition to the Merger and the APC Acquisitions, the unaudited pro forma condensed combined financial information gives effect to the following transactions and adjustments (collectively, the “Related Transactions”):

●	the accelerated vesting of outstanding APC stock options upon Closing and the related estimated stock-based compensation expense;
●	the recognition of legal and other professional fees incurred by APC in connection with the Merger and not reflected in its historical financial statements;
●	the issuance of 200,000 restricted stock units (“RSUs”) of the Combined Company pursuant to the JHG Consulting Agreement, consisting of 50,000 RSUs that vest four months after April 1, 2026 commencement date and 25,000 RSUs that vest quarterly thereafter, and the related estimated stock-based compensation expense;
●	the issuance of 200,000 fully vested RSUs of the Combined Company pursuant to the Saker RSU Award upon Closing and the related stock-based compensation expense;
●	the approval of merger-related cash bonuses totaling $9,955,000 payable and the recognition of the related compensation expense;
●	the issuance of 6,675 APC pre-funded warrants to American Ventures LLC pursuant to the advisory agreement dated September 1, 2026 in exchange for financial advisory services (the “AV Advisory Warrants”) and the related compensation expense;
●	the amendment of the warrants issued in connection with the UMAC Financing (the “UMAC Warrants”) on August 20, 2026 and the resulting reclassification of the UMAC Warrants from liabilities to stockholders’ equity; and
●	the elimination on consolidation of the $20,000,000 promissory note issued by APC to AGH, including related accrued interest.

The Merger, the APC Acquisitions and the Related Transactions are collectively referred to herein as the “Merger and Related Transactions.”

In connection with the Merger, Andrew Fox, Roman Vintfeld and Michael Sinensky acquired 50%, 25% and 25%, respectively, of AGH’s outstanding Series A preferred stock from the existing holder (the “Preferred Purchase”). The Preferred Purchase is a separate transaction between stockholders and does not result in a separate adjustment to the unaudited pro forma condensed combined financial information. However, the voting rights associated with the Series A preferred stock following the Preferred Purchase were considered in identifying APC as the accounting acquirer.

Accounting Treatment

APC’s acquisitions of Kaizen and Agile were accounted for as business combinations in accordance with ASC 805, Business Combinations (“ASC 805”). Kaizen was determined to be APC’s predecessor for financial reporting purposes. Accordingly, Kaizen’s historical results prior to its acquisition by APC on January 30, 2026 are presented as the predecessor periods in APC’s historical financial statements. The Merger will be accounted for as a reverse acquisition under U.S. GAAP, with APC determined to be the accounting acquirer and AGH determined to be the accounting acquiree. Accordingly, the historical financial statements of APC will become the historical financial statements of the Combined Company following the consummation of the Merger.

Unaudited Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 combines the historical consolidated balance sheet of AGH and the historical consolidated balance sheet of APC, giving effect to the Merger and Related Transactions as if they had occurred on June 30, 2026. APC’s acquisitions of Kaizen and Agile are recognized in APC’s historical balance sheet as of June 30, 2026, and therefore no transaction accounting adjustments for Kaizen or Agile are presented in the unaudited pro forma condensed combined balance sheet as of June 30, 2026. The unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended December 31, 2025 and the six months ended June 30, 2026 give effect to (i) the acquisitions of Kaizen and Agile as if they had occurred on January 1, 2025, (ii) the Merger as if it had occurred on January 1, 2025, and (iii) the Related Transactions as if they had occurred on January 1, 2025. The unaudited pro forma condensed combined statements of operations and comprehensive loss combine the historical results of AGH, APC, Kaizen and Agile for the applicable periods presented and reflect the related pro forma adjustments.

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The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and is derived from the historical financial information of AGH, APC, Kaizen and Agile, after giving effect to the acquisitions of Kaizen and Agile, the Merger and the Related Transactions, together with the related pro forma adjustments.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●	the historical audited financial statements of AGH as of and for the year ended December 31, 2025 and the related notes included in AGH’s Annual Report on Form 10-K for the year ended December 31, 2025;
●	the historical unaudited interim financial statements of AGH as of and for the six months ended June 30, 2026 and the related notes included in AGH’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026;
●	the historical audited financial statements of APC as of December 31, 2025 and for the period from October 8, 2025 (inception) through December 31, 2025, and the related notes included in this Current Report on Form 8-K;
●	the historical audited financial statements of Kaizen as of December 31, 2025 and 2024 and for the years then ended, and the related notes included in this Current Report on Form 8-K;
●	the historical unaudited condensed consolidated financial statements of APC as of and for the six months ended June 30, 2026 (Successor), and for the period from January 1, 2026 through January 30, 2026 (Predecessor), and the related notes included in this Current Report on Form 8-K; and
●	the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AGH” included in AGH’s previously filed reports with the SEC.

The unaudited pro forma condensed combined financial information is based upon currently available information and assumptions that management believes are reasonable under the circumstances.

The pro forma adjustments are based upon estimates and assumptions that are subject to change as additional information becomes available and additional analyses are completed. The pro forma adjustments have been made solely for purposes of providing the unaudited pro forma condensed combined financial information. Differences between these preliminary estimates, including APC’s purchase price allocations of Kaizen, Agile, and AGH and APC’s final purchase price allocations of Kaizen, Agile, AGH and Merger and Related Transactions may occur, and such differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to represent the financial position or results of operations that actually would have occurred had the Merger, APC Acquisitions and the Related Transactions been completed on the dates indicated, nor does it purport to project the future financial position or operating results of the Combined Company. The unaudited pro forma condensed combined financial information does not reflect any anticipated operating efficiencies, cost savings, revenue enhancements, integration costs, restructuring activities or other synergies or dis-synergies that may result from the Merger. Actual results following the completion of the Merger may differ materially from those reflected in the unaudited pro forma condensed combined financial information presented herein.

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Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2026

	Historical		Transaction Accounting		Pro Forma
	AGH	APC	Adjustments	Note	Combined
ASSETS
Current assets
Cash and cash equivalents	$22,200,258	$25,007,680	$-		$47,207,938
Accounts receivable	68,029	2,652,973	-		2,721,002
Investment in convertible note	20,547,945	-	(20,547,945)	5(A)	-
Inventory, net	31,361	5,424,985	-		5,456,346
Prepaid expenses and other receivables	203,770	5,329,331	-		5,533,101
Investments in debt securities	-	62,912,734	-		62,912,734
Other current assets	1,364	599,075	-		600,439
Total current assets	43,052,727	101,926,778	(20,547,945)		124,431,560

Non-current assets
Property and equipment, net	3,842,885	78,114	1,657,115	5(B)	5,578,114
Intangible assets, net	-	2,305,740	-		2,305,740
Right-of-use assets	803,421	-	-		803,421
Goodwill	-	3,422,507	37,416,219	4(C)	40,838,726
Deferred tax assets	288,315	-	-		288,315
Prepaid expenses	106,250	-	-		106,250
Total non-current assets	5,040,871	5,806,361	39,073,334		49,920,566

Total Assets	$48,093,598	$107,733,139	$18,525,389		$174,352,126

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$412,262	$9,491,829	$9,557,055	5(C)	$19,461,146
Treasury stock payable - related party	-	2,000,000	-		2,000,000
Deferred revenue	190,959	2,684,910	-		2,875,869
Deferred revenue-related parties	-	190,000	-		190,000
Debt and notes payable	-	20,000,000	(20,000,000)	5(A)	-
Deferred acquisition consideration - related parties	-	2,000,000	-		2,000,000
Operating lease liabilities – current	218,343	-	-		218,343
Total current liabilities	821,564	36,366,739	(10,442,945)		26,745,358

Non-current liabilities
Operating lease liabilities, non-current portion	585,078	-	-		585,078
Deferred tax liabilities	44,936	-	-		44,936
Warrant liability	-	23,656,124	(23,656,124)	5(H)	-
Total non-current liabilities	630,014	23,656,124	(23,656,124)		630,014

Total Liabilities	1,451,578	60,022,863	(34,099,069)		27,375,372

Stockholders’ Equity
Preferred stock	10,000	-	-		10,000
Common stock	26,944	141	138,521	5(D1)	165,606
Additional Paid in Capital	52,603,507	68,020,780	112,222,731	5(D3)	232,847,018
Accumulated other comprehensive loss	-	(160,136)	-		(160,136)
Accumulated deficit	(5,998,431)	(18,150,509)	(59,736,794)	5(D2)	(843,885,734)
Treasury stock	-	(2,000,000)	-		(2,000,000)
Total Stockholders’ Equity	46,642,020	47,710,276	52,624,458		146,976,754

Total Liabilities and Stockholders’ Equity	$48,093,598	$107,733,139	$18,525,389		$174,352,126

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

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Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss

For the six months ended June 30, 2026

	Historical				Transaction Accounting Adjustments
	AGH (As adjusted, Note 1)	APC	Kaizen Pre- acquisition(1)	Agile Pre- Acquisition(2)	Kaizen Acquisition adj.	Note	Agile Acquisition adj.	Note	Merger and Related Transactions Adjustments	Note	Pro Forma Combined
Revenues	$2,177,836	$5,670,889	$-	$1,577,896	$-		$-		$-		$9,426,621
Cost of revenue / cost of sales	(1,063,830)	(3,479,012)	-	(966,248)	(9,863)	5(F)	-		(202,246)	5(B)	(5,721,199)

Operating expenses:
General and administrative	3,336,461	15,936,607	110,913	37,871	-		-		-		19,421,852
Sales and marketing	-	3,467,506	44	-	-		-		258,000	5(E)	3,725,550
Research and development	-	1,442,402	24,206	-	-		-		-		1,466,608
Depreciation and amortization	-	62,403	-	399	4,110	5(F)	13,973	5(G)	-		80,885
Other operating expenses	-	887,816	-	-	-		-		-		887,816
Total operating expenses	3,336,461	21,796,734	135,163	38,270	4,110		13,973		258,000		25,582,711

(Loss)/Income from operations	(2,222,455)	(19,604,857)	(135,163)	573,378	(13,973)		(13,973)		(460,246)		(21,877,289)

Other income (expense):
Interest income from convertible notes	547,945	-	-	-	-		-		(547,945)	5(A)	-
Interest expense	-	(920,698)	(2,966)	-	-		-		547,945	5(A)	(375,719)
Interest income	-	478,021	-	-	-		-		-		478,021
Loss on extinguishment of debt	-	(3,650,387)	-	-	-		-		-		(3,650,387)
Change in fair value of warrants	-	6,343,876	-	-	-		-		(6,343,876)	5(H)	-
Other income / (expense), net	390,420	12,048	-	-	-		-		-		402,468
Total other income (expense), net	938,365	2,262,860	(2,966)	-	-		-		(6,343,876)		(3,145,617)

(Loss)/Income before income taxes	(1,284,090)	(17,341,997)	(138,129)	573,378	(13,973)		(13,973)		(6,804,122)		(25,022,906)

Provision for income taxes	15,071	-	-	-	-		-		-		15,071

Net (Loss)/Income	(1,299,161)	(17,341,997)	(138,129)	573,378	(13,973)		(13,973)		(6,804,122)		(25,037,977)

Other comprehensive loss:

Unrealized loss on available-for-sale debt securities, net of tax	-	(160,136)	-	-	-		-		-		(160,136)

Comprehensive (Loss)/Income	$(1,299,161)	$(17,502,133)	$(138,129)	$573,378	$(13,973)		$(13,973)		$(6,804,122)		$(25,198,113)

(Loss) Earnings per share attributable to common stockholders

Basic and diluted loss per common share	$(0.03)									5(I)	$(0.12)

Weighted average number of common shares outstanding, basic and diluted	47,393,195									5(I)	214,992,696

1Kaizen is presented for the period from January 1, 2026 through January 30, 2026, the date APC acquired Kaizen. The historical information has been derived from the Predecessor period included in APC’s historical June 30, 2026 unaudited interim financial statements included elsewhere in this Current Report on Form 8-K.

2Agile is presented for the period from January 1, 2026 through February 20, 2026, the date APC acquired Agile. The historical information has been derived from Agile’s historical information.

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

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Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss

For the year ended December 31, 2025

	Historical				Transaction Accounting Adjustments
	AGH (As adjusted, Note 1)	APC(1)	Kaizen	Agile	Kaizen Acquisition	Note	Agile Acquisition	Note	Merger and Related Transactions Adjustments	Note	Pro Forma Combined
Revenues	$2,964,377	$-	$675,242	$1,853,735	$-		$-		$-		$5,493,354
Cost of revenue / cost of sales	(1,895,713)	-	(329,108)	(1,311,004)	(120,000)	5(F)	-		(489,494)	5(B), 5(E)	(4,145,319)
Operating expenses:
General and administrative	5,474,863	623,662	812,293	85,813	-		-		43,999,744	5(E)	50,996,375
Sales and marketing	-	77,478	3,535	-	-		-		21,466,621	5(E)	21,547,634
Research and development	-	-	48,311	-	-		-		23,750	5(E)	72,061
Depreciation and amortization	-	-	-	243,000	50,000	5(F)	100,000	5(G)	-		393,000
Other operating expenses	-	3,721	8,996	1,723	-		-		-		14,440
Total operating expenses	5,474,863	704,861	873,135	330,536	50,000		100,000		65,490,115		73,023,510

(Loss)/Income from operations	(4,406,199)	(704,861)	(527,001)	212,195	(170,000)		(100,000)		(65,979,609)		(71,675,475)

Other income (expense):
Interest expense	(4,491)	-	(13,589)	(7,000)	-		-		-		(25,080)
Other income	642,248	-	-	-	-		-				642,248
Total other income (expense), net	637,757	-	(13,589)	(7,000)	-		-		-		617,168

(Loss)/Income before income taxes	(3,768,442)	(704,861)	(540,590)	205,195	(170,000)		(100,000)		(65,979,609)		(71,058,309)

Provision for income taxes	(91,412)	-	-	-	-		-		-		(91,412)

Net (Loss)/Income	(3,677,030)	(704,861)	(540,590)	205,195	(170,000)		(100,000)		(65,979,609)		(70,966,895)

Other comprehensive income (loss)	-	-	-	-	-		-		-		-

Comprehensive (Loss)/Income	$(3,677,030)	$(704,861)	$(540,590)	$205,195	$(170,000)		$(100,000)		$(65,979,609)		$(70,966,895)

(Loss) Earnings per share attributable to common stockholders
Basic and diluted loss per common share	$(0.27)									5(I)	$(0.39)

Weighted average number of common shares outstanding, basic and diluted	13,859,559									5(I)	181,409,060

1APC (Successor) is presented for the period from October 8, 2025 (Inception) through December 31, 2025.

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The historical financial information of AGH, APC, Kaizen, and Agile has been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments related to the APC Acquisitions, Merger, and Related Transactions, based upon the assumptions and adjustments described in the accompanying notes.

Accounting for the Merger

The Merger will be accounted for as a reverse acquisition under U.S. GAAP, with APC determined to be the accounting acquirer and AGH determined to be the accounting acquiree.

The determination that APC is the accounting acquirer is based on an evaluation of the facts and circumstances surrounding the Merger and, in particular, the indicators set forth in ASC 805. Management considered, among other factors, the following:

●	Following the consummation of the Merger and the Preferred Purchase, former holders of APC equity interests hold a majority of the voting interests of the Combined Company. Management’s assessment of the relative voting rights in the Combined Company gives effect to the voting rights associated with AGH’s Series A preferred stock and the Preferred Purchase.

●	The Combined Company is largely led by the management team of APC, including the officers responsible for the historical operations and strategic direction of APC.

●	The board of directors of the Combined Company will be comprised entirely of individuals designated by APC.

●	APC was determined to be larger than AGH.

The assets acquired and liabilities assumed from AGH are recognized at their estimated acquisition-date fair values, with any excess of the consideration transferred over the identifiable net assets acquired recognized as goodwill. APC’s historical equity is recapitalized to reflect the legal capital structure of AGH.

AGH Reclassification Adjustments

During the preparation of the unaudited pro forma condensed combined financial information, management performed a preliminary analysis of AGH’s financial information to identify differences in financial statement presentation as compared to the presentation of the Combined Company. Based on a preliminary analysis performed, certain reclassification adjustments have been made to conform AGH’s historical combined financial statement presentation to the Combined Company’s condensed consolidated financial statement presentation.

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Refer to the tables below for a summary of adjustments made to present AGH’s historical unaudited statement of operations and comprehensive loss for the six months ended June 30, 2026 and year ended December 31, 2025, to conform with the presentation of the Company’s respective historical unaudited condensed consolidated statement of operations and comprehensive loss.

AGH Historical IS Line Items	APC Historical IS Line Items	AGH Historical June 30, 2026	Notes	Reclassification Adjustments	Policy Conforming adjustments	Notes	AGH (As Adjusted) June 30, 2026
Total Revenue	Total Revenue	$(2,177,836)		$-	$-		$(2,177,836)
	Cost of Revenues / Cost of Sales	-	(A) (B) (C)	936,244	127,586	(G)	1,063,830
Operating Costs
Golf operating costs (exclusive of depreciation and salaries and benefits shown separately below)	Cost of Revenues / Cost of Sales	776,831	(A)	(776,831)	-		-
Cost of food and beverage sales (exclusive of depreciation and salaries and benefits shown separately below)	Cost of Revenues / Cost of Sales	114,906	(B)	(114,906)	-		-
Cost of merchandise sales (exclusive of depreciation and salaries and benefits shown separately below)	Cost of Revenues / Cost of Sales	44,507	(C)	(44,507)	-		-
Salaries and benefits	General and Administrative	1,582,778	(D)	1,753,683	-		3,336,461
Depreciation	Cost of Revenues / Cost of Sales	127,586		-	(127,586)	(G)	-
Other general and administration expenses	General and Administrative	1,753,683	(D)	(1,753,683)	-		-
Total operating costs	Total operating expenses	4,400,291		(936,244)	(127,586)		3,336,461
Loss from operations	Operating Loss	2,222,455		-	-		2,222,455
Other Income
Interest expense	Interest Expense	-		-	-		-
Interest income from investment in convertible note	Interest Income	547,945	(E)	-	-		547,945
Other Income		390,420		-	-		390,420
Total other income, net	Other income/ (expense), net	938,365		-	-		938,365
Loss before income tax	Loss before income taxes	1,284,090		-	-		1,284,090
Income tax expense	Provision for income taxes	15,071	(F)	-	-		15,071
Net Loss	Net Loss	1,299,161		-	-		1,299,161
Comprehensive Loss	Comprehensive Loss	$1,299,161		$-	$-		$1,299,161

A.	Reflects the reclassification of golf operating costs (exclusive of depreciation and salaries and benefits shown separately below) into cost of revenue / cost of sales.

B.	Reflects the reclassification of cost of food and beverage sales (exclusive of depreciation and salaries and benefits shown separately below) into cost of revenue / cost of sales.

C.	Reflects the reclassification of cost of merchandise sales (exclusive of depreciation and salaries and benefits shown separately below) into cost of revenue / cost of sales.

D.	Reflects the reclassification of salaries and benefits expense and other general and administrative expense into general and administrative, resulting in total general and administrative expense of $3,336,461.

E.	Reflects the reclassification of interest income from investment in convertible note to interest income.

F.	Reflects the reclassification of income tax expense into provision for income taxes.

G.	Reflects the adjustment to conform to APC’s policy of presenting depreciation in cost of revenues / cost of sales.

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AGH Historical IS Line Items	APC Historical IS Line Items	AGH Historical December 31, 2025	Notes	Reclassification Adjustments	Policy Conforming adjustments	Notes	AGH (As Adjusted) December 31, 2025
Total Revenue	Total Revenue	$(2,964,377)		$-	$-		$(2,964,377)
	Cost of Revenues / Cost of Sales	-	(A) (B) (C)	1,675,213	220,500	(G)	1,895,713
Operating Costs
Golf operating costs (exclusive of depreciation and salaries and benefits shown separately below)	Cost of Revenues / Cost of Sales	1,413,436	(A)	(1,413,436)	-		-
Cost of food and beverage sales (exclusive of depreciation and salaries and benefits shown separately below)	Cost of Revenues / Cost of Sales	204,653	(B)	(204,653)	-		-
Cost of merchandise sales (exclusive of depreciation and salaries and benefits shown separately below)	Cost of Revenues / Cost of Sales	57,124	(C)	(57,124)	-		-
Salaries and benefits	General and Administrative	3,300,897	(D)	2,173,966	-		5,474,863
Depreciation	Cost of Revenues / Cost of Sales	220,500		-	(220,500)	(G)	-
Legal and professional fees	General and Administrative	733,397	(D)	(733,397)	-		-
Other general and administration expenses	General and Administrative	1,440,569	(D)	(1,440,569)	-		-
Total operating costs	Total operating expenses	7,370,576		(1,675,213)	(220,500)		5,474,863
Loss from operations	Operating Loss	4,406,199		-	-		4,406,199
Other Income
Interest expense	Interest Expense	(4,491)		-	-		(4,491)
Other Income	Other income / (expense), net	642,248	(E)	-	-		642,248
Total other income, net	Other income/ (expense), net	637,757		-	-		637,757
Loss before income tax	Loss before income taxes	3,768,442		-	-		3,768,442
Income tax expense	Provision for income taxes	(91,412)	(F)	-	-		(91,412)
Net Loss	Net Loss	3,677,030		-	-		3,677,030
Comprehensive Loss	Comprehensive Loss	$3,677,030		$-	$-		$3,677,030

A.	Reflects the reclassification of golf operating costs (exclusive of depreciation and salaries and benefits shown separately below) into cost of revenue / cost of sales.

B.	Reflects the reclassification of cost of food and beverage sales (exclusive of depreciation and salaries and benefits shown separately below) into cost of revenue / cost of sales.

C.	Reflects the reclassification of cost of merchandise sales (exclusive of depreciation and salaries and benefits shown separately below) into cost of revenue / cost of sales.

D.	Reflects the reclassification of salaries and benefits expense, legal and professional fees and other general and administrative expense into general and administrative, resulting in total general and administrative expense of $5,474,863.

E.	Reflects the reclassification of other income into other income / expense, net.

F.	Reflects the reclassification of income tax expense into provision for income taxes

G.	Reflects the adjustment to conform to APC’s policy of presenting depreciation in cost of revenues / cost of sales.

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NOTE 2. SHARES AND OTHER SECURITIES ISSUABLE UPON CLOSING OF THE MERGER

At the Closing, each outstanding share of APC Common Shares was converted into the right to receive shares of AGH common stock at the Exchange Ratio of 599.18229 pursuant to the Merger Agreement. Outstanding APC stock options and warrants were assumed by AGH and converted into replacement options and warrants, respectively, with the number of underlying shares and exercise prices adjusted based on the Exchange Ratio.

The following table summarizes the APC securities outstanding at Closing and the corresponding AGH securities issued in connection with the Merger, and the Earn Out Shares and the RSUs of AGH/Combined Company issued in connection with the Merger:

	APC securities outstanding at Closing		AGH/Combined Company shares or underlying shares upon Closing

APC Common Shares	132,952	(1)	79,662,484
Earn Out Shares issued at Closing	-		55,000,000	(2)
APC stock options converted into replacement options	36,399	(3)	21,809,640
APC warrants converted into replacement warrants	54,358	(4)	32,570,351
AGH restricted stock units granted at Closing	-		400,000	(5)
Total shares and shares underlying replacement awards	223,709		189,442,475

Notes

(1) Represents APC Common Shares outstanding at Closing, exchanged for AGH common stock based on the Exchange Ratio upon Closing.

(2) Represents 55,000,000 shares of AGH common stock issued to APC stockholders at Closing.

(3) Represents outstanding APC stock options after giving effect to option forfeitures at Closing which were assumed by AGH and converted into replacement options based on the Exchange Ratio.

(4) Represents APC’s outstanding warrants, including 33,378 American Venture Series IV Warrants, 14,305 UMAC Warrants and 6,675 AV Advisory Warrants. Pursuant to the Merger Agreement, these warrants were assumed by AGH and converted into replacement warrants based on the Exchange Ratio.

(5) Represents the 200,000 restricted stock units of the Combined Company APC agreed to issue to JHG Strategies LLC pursuant to the consulting agreement effective April 1, 2026, and the Saker RSU Award of 200,000 RSUs of the Combined Company, which was approved on October 1, 2026 on consummation of the Merger. The JHG RSUs are subject to the contractual vesting schedule of which 50,000 RSUs vested upon consummation of the Merger and the remaining RSUs vest in quarterly installments of 25,000. The Saker RSUs were fully vested at Closing.

NOTE 3. PRELIMINARY PURCHASE PRICE ALLOCATION OF APC’S ACQUISITION OF KAIZEN AND AGILE

The preliminary purchase price allocation of APC’s acquisition of Kaizen and Agile is included in Note 3. Business Combinations to APC’s historical unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2026 (Successor), included in this Current Report on Form 8-K.

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NOTE 4. MERGER PRELIMINARY PURCHASE PRICE ALLOCATION

The preliminary allocation of the purchase consideration to the assets acquired and liabilities assumed is based on currently available information and estimated acquisition-date fair values. The excess of the purchase consideration over the preliminary fair value of the identifiable net assets acquired has been recorded as goodwill. The preliminary purchase price allocation, including the related income tax effects, is subject to change as additional information becomes available and the valuation analyses are finalized. Any resulting adjustments could materially affect the amounts assigned to identifiable assets, liabilities and goodwill, as well as the related depreciation and amortization expense reflected in the unaudited pro forma condensed combined financial information. The identifiable intangible assets considered in the preliminary purchase price allocation include the trade name and trademark associated with AGH’s golf course operations and an existing website. Based on market-participant assumptions, including the current and expected use of these assets following the Merger, no material separate fair value has been assigned to these assets. No related amortization expense has been reflected in the unaudited pro forma condensed combined statements of operations and comprehensive loss.

Property and equipment comprises land, buildings, recreational facilities and property improvements associated with AGH’s two golf courses, Kissimmee Bay Country Club and Remington Golf Club. The estimated aggregate fair values of these properties are $3,000,000 and $2,500,000, respectively. The combined $5,500,000 provisional fair value is allocated among the property and equipment classes presented below. Buildings and recreational facilities have an estimated remaining useful life of 39 years, and property improvements have an estimated remaining useful life of 7 years. Land is not depreciated. The fair values of the two golf courses were estimated by management using an independent third-party appraisal of the fee simple interests. The appraisal applied the sales comparison approach using comparable golf course transactions and considered factors including location, physical characteristics, overall utility, revenue potential and market positioning.

	NOTES	AGH

ASSETS ACQUIRED
Cash		$22,200,258
Accounts receivable		68,029
Inventory		31,361
Prepaid expenses		203,770
Other current assets		1,364
Property and equipment		5,500,000
Right-of-use assets		803,421
Deferred tax assets		288,315
Prepaid expenses, non-current		106,250
Total Assets		29,202,768

LIABILITIES ASSUMED
Accounts payable and accrued liabilities		412,262
Deferred revenue		190,959
Operating lease liabilities		218,343
Operating Lease liabilities, non-current portion		585,078
Deferred tax liabilities		44,936
Total Liabilities		1,451,578

PRELIMINARY FAIR VALUE OF IDENTIFIABLE NET ASSETS ACQUIRED		$27,751,190

GOODWILL ARISING ON ACQUISITION:

Gross deemed equity consideration	(A)	86,219,464
Less: Pre-existing APC promissory note and related accrued interest on Closing	(B)	(21,052,055)
Preliminary purchase consideration		65,167,409
Less: preliminary fair value of identifiable net assets acquired		(27,751,190)
Preliminary goodwill arising from the Merger	(C)	37,416,219

(A) The preliminary gross deemed equity consideration was measured using the 26,943,582 shares of AGH Common Stock issued and outstanding immediately prior to Closing at $3.20 per share, representing the closing market price of AGH Common Stock on Closing.

(B) Represents the pre-existing $20,000,000 promissory note issued by APC to AGH and related accrued interest. Accrued interest was $1,052,055 at Closing. The related balances are eliminated on consolidation. Refer to Note 5 (D)(2) for $504,110 of interest accrued after June 30, 2026.

(C) Management will evaluate the goodwill recognized in connection with the Merger for impairment as of the Effective Time of the Merger Closing (the fourth quarter of the fiscal year-ended December 31, 2026).

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NOTE 5. PRO FORMA ADJUSTMENTS

The pro forma adjustments reflect the Merger and Related Transactions. Adjustments relating to provisional fair values and related income tax effects remain subject to change as the purchase price allocations are finalized.

Pro Forma Notes:

5(A) Represents the elimination, upon consummation of the Merger, of the $20,000,000 promissory note issued by APC to AGH on March 23, 2026 and related accrued interest of $547,945 as of June 30, 2026, which became intercompany balances. The unaudited pro forma condensed combined statement of operations and comprehensive loss for the six months ended June 30, 2026 reflects the elimination of the related $547,945 of interest income recognized by AGH and interest expense recognized by APC.

5(B) Represents the provisional fair value adjustments to property and equipment described in Note 4 reflected in the unaudited pro forma condensed combined balance sheet as of June 30, 2026.

The unaudited pro forma condensed combined statements of operations and comprehensive loss reflect estimated incremental depreciation of $319,494 for the year ended December 31, 2025 and $202,246 for the six months ended June 30, 2026 related to the depreciable portion of the provisional fair value adjustment, presented within cost of revenue/cost of sales.

5(C) Represents the increase to accounts payable and accrued expenses, for the following:

Transaction-related costs described in Note 5(E)	$150,000
Merger-related bonuses and services fees described in Note 5(E)	9,955,000
Elimination of accrued interest related to promissory note described in Note 5(A)	(547,945)
Net transaction accounting adjustment to accounts payable and accrued expenses	$9,557,055

5(D) Reflects the recapitalization of APC’s historical equity to reflect the legal capital structure of AGH following the Merger.

The estimated pro forma shares of AGH Common Stock outstanding are calculated as follows:

Shares
AGH Common Stock outstanding as of June 30, 2026	26,943,582
AGH Common Stock issued subsequent to June 30, 2026	-
AGH Common Stock outstanding as of October 1, 2026	26,943,582

AGH Common Stock issuable to eligible APC shareholders (Note 2)	83,662,026
Earn Out Shares issued to former APC shareholders (Note 2)	55,000,000
Total AGH Common Stock issued in connection with the Merger	138,662,026

Estimated pro forma AGH Common Stock outstanding	165,605,608

5(D)(1) The transaction accounting adjustment to common stock is based on the total AGH Common Stock issued in connection with Closing of 138,662,026 and AGH’s par value of $0.001 per share.

5(D)(2) The transaction accounting adjustment to accumulated deficit is calculated as follows:

Elimination of AGH’s historical accumulated deficit	$5,998,431
Aggregate 2025 adjustments described in Note 5(E) (excluding JHG Consulting Agreement RSUs)	(64,973,115)
Stock-based compensation associated with the JHG Consulting Agreement RSUs described in Note 5(E)	(258,000)
Additional accrued interest on the APC promissory note through Closing described in Note 4(B)	(504,110)
Net transaction accounting adjustment to accumulated deficit	$(59,736,794)

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5(D)(3) The transaction accounting adjustment to additional paid-in capital is calculated as follows:

Gross deemed equity consideration described in Note 4	$86,219,464
Elimination of AGH’s historical additional paid-in capital	(52,603,507)
Amount allocated to common and preferred stock at par value, net of historical APC common stock	(175,465)
AV Advisory Warrants described in Note 5(E)	11,878,751
UMAC Warrant reclassification described in Note 5(H)	23,656,124
Saker RSU Award described in Note 5(E)	640,000
Stock-based compensation associated with accelerated vesting of APC stock options described in Note 5(E)	42,349,364
Stock-based compensation associated with the JHG Consulting Agreement RSUs described in Note 5(E)	258,000
Net transaction accounting adjustment to additional paid-in capital	$112,222,731

As of June 30, 2026, AGH had 10,000,000 shares of Series A preferred stock issued and outstanding, with a par value of $0.001 per share and an aggregate carrying amount of $10,000. Each share is entitled to 20 votes and votes together with AGH Common Stock. The Series A preferred stock is nonconvertible, is not entitled to receive dividends and has no liquidation preference over AGH Common Stock. The outstanding Series A preferred stock remained outstanding following the Merger. The Preferred Purchase, as defined above, represents a transfer of the outstanding Series A preferred stock among stockholders and does not result in the issuance, cancellation or modification of the preferred shares. Accordingly, no pro forma adjustment has been recorded.

5(E) For the six months ended June 30, 2026, reflects the stock-based compensation expense associated with the RSUs granted under the JHG Consulting Agreement, described below. For the year ended December 31, 2025, represents the aggregate adjustments resulting from the Merger and the Related Transactions, consisting of the following:

	Cost of revenues/ cost of sales	General and administrative expense	Sales and marketing	Research and development	Total
Transaction-related costs	-	150,000	-	-	150,000
Merger-related bonuses and service fees	85,000	5,813,500	4,032,750	23,750	9,955,000
Pre-funded AV Advisory Warrants	-	11,878,751	-	-	11,878,751
Saker RSU Award	-	640,000	-	-	640,000
Accelerated stock options	-	25,517,493	16,831,871	-	42,349,364
JHG Consulting Agreement RSUs	-	-	602,000	-	602,000
Total adjustment	$85,000	$43,999,744	$21,466,621	$23,750	$65,575,115

Transaction-related costs. Reflects legal and other professional fees incurred by APC after June 30, 2026 in connection with the Merger and not included in APC’s historical financial statements for the six months ended June 30, 2026.

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Merger-related bonuses and service fees. Reflects one-time cash bonuses and service fees payable to employees and executive officers in connection with the Merger. On July 17, 2026, the AGH Board approved the creation of a bonus pool not exceeding $10,000,000, payable to officers and employees of the Combined Company after the Closing of the Merger (the “Bonus Pool”) in order to provide a compelling long-term financial incentive for key employees through consummation of the Merger. On October 3, 2026, the Compensation Committee of the Combined Company approved individual allocations for the Bonus Pool totaling $9,955,000. These payments require no additional service after Closing and were not included in APC’s historical financial statements for the six months ended June 30, 2026. The payments are reflected as compensation expense separate from the AGH purchase price allocation. The expense is allocated based on the recipients’ functions and the nature of the services provided as presented in the table above. As the amounts remain unpaid, the balance sheet adjustment increases accounts payable and accrued liabilities, with a corresponding increase in accumulated deficit.

Pre-funded AV Advisory Warrants. Reflects the expense associated with 6,675 APC pre-funded AV Advisory Warrants, which were issued pursuant to the advisory agreement dated September 1, 2026. The warrants were issued in exchange for financial advisory services to be provided by American Ventures LLC, Series LII Powerus II. The pre-funded AV Advisory Warrants are not subject to an additional service or vesting requirement. The compensation cost is measured at the September 1, 2026 grant-date fair value of the AV Advisory Warrants, as determined by management using an independent valuation report. The fair value of the Company’s common stock underlying the AV Advisory Warrants was determined using the market price of AGH common stock, adjusted for the Exchange Ratio. The AV Advisory Warrants are classified in equity because they are indexed to APC’s own common stock and meet the applicable equity-classification conditions, including settlement in shares without a substantive requirement to settle the warrants in cash. Based on the Company’s preliminary conclusion, the warrants are accounted for as nonemployee share-based payment awards under ASC 718, Compensation—Stock Compensation (“ASC 718”) and are not subsequently remeasured while they remain equity-classified.

Saker RSU Award. Reflects stock-based compensation expense associated with 200,000 restricted stock units granted to Matthew J. Saker on October 1, 2026. The grant-date fair value was measured using the closing price of AGH common stock of $3.20 per share. The award was fully vested upon Closing and requires no additional service. The adjustment increases general and administrative expense and additional paid-in capital, with a corresponding increase in accumulated deficit.

Accelerated stock options. Acceleration is provided for under the existing equity incentive plan and applicable award agreements and does not constitute a modification of the awards. The adjustment represents the remaining unrecognized grant-date compensation cost associated with unvested options outstanding as of Closing, after giving effect to forfeitures through that date. The expense is allocated based on the recipients’ functional responsibilities as presented in the table above.

JHG Consulting Agreement RSUs. Reflects stock-based compensation expense associated with the RSUs granted under the JHG Consulting Agreement. The grant-date fair value was measured using the June 5, 2026 closing price of AGH common stock of $5.16. The adjustment reflects compensation expense over the applicable service periods, assuming the Merger occurred on January 1, 2025. Upon consummation of the Merger, 50,000 RSUs were vested and the related compensation expense of $258,000 from service inception of April 1, 2026 through June 30, 2026 increases additional paid-in capital and accumulated deficit.

Except for compensation expense associated with the JHG Consulting Agreement RSUs, these expenses are not expected to recur beyond 12 months after the Merger. Compensation expense associated with the JHG Consulting Agreement RSUs is recognized over the applicable service periods.

5(F) Represents incremental amortization expense related to the preliminary fair values of the identifiable intangible assets recognized in APC’s acquisition of Kaizen, assuming the acquisition occurred on January 1, 2025. The identifiable intangible assets consist of developed technology with a preliminary fair value of $1,200,000 and an estimated useful life of ten years, and trademarks and trade names with a preliminary fair value of $500,000 and an estimated useful life of ten years.

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For the year ended December 31, 2025, the resulting incremental amortization expense was $170,000, of which $120,000 was presented within cost of goods and services and $50,000 was presented within depreciation and amortization expense. For the six months ended June 30, 2026, the resulting incremental amortization expense was $13,973, of which $9,863 was presented within cost of goods and services and $4,110 was presented within depreciation and amortization expense. The adjustment for the six months ended June 30, 2026 reflects amortization for the period from January 1, 2026 through January 30, 2026, because amortization following the Kaizen acquisition date is included in APC’s historical results. The fair values and estimated useful lives are preliminary and subject to change upon completion of the final valuation.

5(G) Represents incremental amortization expense related to the preliminary fair value of the identifiable intangible asset recognized in APC’s acquisition of Agile, assuming the acquisition occurred on January 1, 2025. The identifiable intangible asset consists of trademarks and trade names with a preliminary fair value of $500,000 and an estimated useful life of five years. The resulting incremental amortization expense was $100,000 for the year ended December 31, 2025 and $13,973 for the six months ended June 30, 2026. The fair value and estimated useful life are preliminary and subject to change upon completion of the final valuation.

5(H) Represents the pro forma effects of the August 20, 2026 amendment to the pre-funded UMAC Warrants. The original UMAC Financing closed in June 2026 and is reflected in APC’s historical consolidated financial statements as of and for the six months ended June 30, 2026. No adjustment has been made for the original financing proceeds. The pre-funded UMAC Warrants were accounted for as liabilities before the amendment. The amendment revised certain settlement provisions that had previously precluded equity classification under ASC 815-40. Following the amendment, the Company expects the UMAC Warrants will be classified in equity as the amended settlement provisions provide UMAC with the same consideration and settlement elections available to holders of APC Common Shares upon a Fundamental Transaction and do not require net cash settlement of a warrant exercise. The unaudited pro forma condensed combined balance sheet reflects the amendment as if it had occurred on June 30, 2026, resulting in the reclassification of the warrant liability to additional paid-in capital.

The unaudited pro forma condensed combined statement of operations and comprehensive loss for the six months ended June 30, 2026 eliminates the historical gain recognized in connection with the liability-classified warrants.

5(I) Represents the adjustment to the weighted-average number of common shares outstanding used to calculate unaudited pro forma basic and diluted net loss per share, giving effect to the Merger and Related Transactions as if they had occurred on January 1, 2025, as follows:

	Six months ended	Year ended
	June 30, 2026	December 31, 2025
Historical AGH weighted-average common shares outstanding	47,393,195	13,859,559
APC Common Shares converted into AGH Common Stock (Note 2)	79,662,484	79,662,484
Earn Out Shares issued at Closing (Note 2)	55,000,000	55,000,000
Shares underlying 14,305 pre-funded UMAC Warrants (Note 2)	8,571,303	8,571,303
Shares underlying 33,378 pre-funded American Ventures Series IV Warrants (Note 2)	19,999,506	19,999,506
Shares underlying 6,675 pre-funded AV Advisory Warrants (Note 2)	3,999,542	3,999,542
Shares issuable upon settlement of the fully vested Saker RSUs (Note 2)	200,000	200,000
Shares issuable upon settlement of vested JHG RSUs (Note 2)	166,667	116,667
Pro forma basic and diluted weighted-average common shares outstanding	214,992,696	181,409,060

The historical AGH weighted-average common shares outstanding for the six months ended June 30, 2026 include the shares underlying AGH’s pre-funded warrants reflected in its historical basic net loss per share calculation. Therefore, no separate pro forma adjustment has been presented for those warrants.

The pre-funded UMAC and American Venture Series IV Warrants have a nominal exercise price of $0.001 per share. As little or no additional consideration is required to exercise these warrants, the underlying shares have been included in the pro forma basic weighted-average common shares outstanding for each period presented.

Shares issuable upon settlement of vested JHG RSUs are included in pro forma basic weighted-average common shares outstanding based on the contractual vesting schedule, assuming commencement of the service period on January 1, 2025. Under this assumption, 50,000 RSUs vest after four months, with an additional 25,000 RSUs vesting quarterly thereafter.

Pro forma diluted net loss per share equals pro forma basic net loss per share as the Combined Company reports a pro forma net loss for each period presented. APC stock options, unvested RSUs issuable pursuant to the JHG Consulting Agreement, and other outstanding warrants and potential common shares not already included in basic weighted-average common shares outstanding have been excluded from pro forma diluted weighted-average common shares outstanding as their inclusion would be antidilutive.

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